Exhibit 99.1

CTPartners Executive Search Inc. Announces Record Fourth Quarter and Full Year 2013 Financial Results

- Fourth Quarter Revenue Increased 14% to $34.3 Million Driven By 14% Rise in New Search Assignments Compared to the Year-ago Fourth Quarter
- Fourth Quarter Reported Net Income Per Share of $0.02; Adjusted Net Income Per Share of $0.12
- Revenue Reaches $130.3 Million and $0.24 Adjusted Net Income Per Share in 2013
- First Quarter 2014 Guidance of Revenue of $36.0 million to $38.0 million and Adjusted EPS in the Range of $0.12 to $0.17
- Conference Call Tomorrow, Thursday, March 13, 2014 at 9:00am ET -

NEW YORK - March 12, 2014 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a global retained executive search firm, today announced its financial results for the fourth quarter and full year end December 31, 2013.
“Our exceptional finish to the year, driven by strong execution by our consultants and an increase in demand, allowed CTPartners to exceed its financial expectations for the fourth quarter. During the quarter our business showed strong improvement in key practices in all of our major geographic markets leading to record quarterly revenue of $34.3 million and EPS growth to $0.12 per share on an adjusted basis. We also continued to make strategic investments in talent acquisition, business development and marketing to raising our brand awareness and build a strong platform for future growth,” commented Brian Sullivan, Chief Executive Officer. The momentum we experienced in the fourth quarter has continued into 2014 as reflected in the guidance we have provided for the first quarter of 2014. We are increasingly optimistic that the growth initiatives we have in place will lead to significantly improved performance for the full year,” added Mr. Sullivan.
Fourth Quarter 2013 Results
Net revenue for the fourth quarter was $34.3 million, a record high for the Company, and represented a 13.6% increase compared with $30.2 million in the prior year’s fourth quarter. North America revenue increased 19.7% to $20.3 million; EMEA was up 12.3% at $9.0 million and Asia Pacific revenue grew to $2.4 million, a 35.9% increase compared to $1.8 million. Latin America revenue declined to $2.6 million compared to $3.5 million in the prior year quarter. On a practice basis, year-over-year, Industrial grew 47% to $3.6; Professional Services increased 32.6% to $6.8 million; Life Sciences increased 21.3% to $5.7 million and Financial Services improved 16.6% to $10.2 million. Consumer/Retail and Technology Media & Telecom were lower compared the year-ago fourth quarter, each with revenue of $4.0 million.
Compensation expense, excluding non-operating expenses, was $25.4 million, or 73.9% of revenue, compared to $23.3 million of 77.1% in the fourth quarter of 2012. General and administrative expenses, excluding non-operating expenses, were $7.3 million, or 21.3% of revenue.
GAAP net income attributable to the Company for the fourth quarter was $0.1 million, or $0.02 per share, compared to a net loss of $1.5 million, or $0.21 per share loss for last year’s fourth quarter. Excluding after-tax non-operating items of $0.8 million and $1.3 for 2013 and 2012, respectively, adjusted net income was $0.9 million, or $0.12 per share, compared to an adjusted net loss of $0.2 million, or a loss of $0.03 per share, in the prior year’s fourth quarter. A reconciliation of non-GAAP measures is included in this news release.

Performance Metrics - Fourth Quarter 2013/ Full Year 2013

•	The Company was engaged in 342 new search assignments, a 14.4% increase compared to 299 in the year-ago quarter and 1,395 for the full year 2013 compared to 1352 in 2012

•
The number of placements was 275 compared with 270 in last year’s comparable quarter. The placement rate for this year’s fourth quarter was 80%, resulting in the 2013 full year placement rate at 80% compared to 2012 placement rate of 78%

•
CTPartners had 128 consultants compared with 103 consultants in 2012, primarily reflecting the Augmentum Consulting Ltd acquisition and the additions of leading executive search consultants in the second half of 2013. Excluding the new consultant additions in the 2013 fourth quarter, the net revenue per consultant was $1.2 million.

•	Average revenue per search was up 11.4% at $101,800 compared to $91,400 in the year-ago quarter.

•	The Company’s voluntary turnover was one consultant in the fourth quarter of 2013, allowing CTPartners to maintain one of the lowest turnovers in the executive search industry.

•	The number of clients representing repeat business was 79% in the fourth quarter compared with 76% in last year’s fourth quarter and 79% in the 2013 third quarter.

2013 Full Year Financial Results
Net revenue for the full year ended was $130.3 million, a 1.5% increase compared to net revenue of $128.4 million for the year ended December 31, 2012. Compensation expense, excluding non-operating expenses, was $97.9 million, or 75.1% of revenue, compared to $98.3 million, or 76.5% in 2012. General and administrative expenses, excluding non-operating expenses, were $28.8 million, or 22.1% of revenue.
GAAP net loss attributable to the Company for the year ended December 31, 2013 was $1.6 million, or $0.23 per share, compared to a net loss of $3.6 million, or $0.51 per share loss for 2012. Excluding after-tax non-operating items of $3.4 million and $4.7 million for 2013 and 2012 respectively, adjusted net income was $1.8 million, or $0.24 per share compared to adjusted net income of $1.1 million, or $0.16 per share in the prior year. A reconciliation of non-GAAP measures is included in this news release.
Guidance

For the first quarter ending March 31, 2014, the Company expects to report net revenue in the range of $36.0 million to $38.0 million and adjusted EPS between $0.12 to $0.17, excluding non-operating items.

Conference Call
The Company will host a conference call and webcast for the investment community on Thursday, March 13, 2014 at 9:00 AM ET. Investors within the United States interested in participating are invited to call 866-318-8616 and reference the Participant Passcode: 99008912. All other international participants can use the dial-in number 617-399-5135, using the same Participant Passcode. A replay of the event will be available for one week following the conclusion of the call. To access the replay, callers in the United States can call 888-286-8010 and reference the Replay Access Code: 57974737. International callers can dial 617-801-6888, using the same Replay Access Code. To access the webcast, please visit http://investor.ctnet.com.

About CTPartners
CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms. With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries. Headquartered in New York, CTPartners has 27 offices in 17 countries.

www.ctnet.com

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our ability to amend certain provisions of previously executed purchase agreements; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 12, 2014 . The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
Adjusted Performance Measure, Excluding Non-Operational Charges
We utilize Adjusted Net Income/(Loss) and Adjusted Income/(Loss) per common share, non-GAAP financial measures, as a measures of our results of operations. We calculated Adjusted Net Income/(Loss) as Net Income/(Loss) excluding the following charges which we do not believe are reflective of our operational results:

•	Post-combination compensation expense

•	Reorganization charges

•	Gain or loss on foreign currency related to funding of foreign subsidiaries

•	Fees and expenses incurred by us in connection with the restatement of our 2012 interim financial statements

•	Fees and expenses incurred in connection with acquisitions

•	Tax effect of the above adjustments
We calculate Adjusted earnings/(loss) per common share using the weighted average shares outstanding amounts used in the calculation of diluted earnings per share in accordance with GAAP.
Management utilizes this information to measure performance, and believes it more appropriately reflects the results of ongoing operations.

Contact:
CTPartners
William J. Keneally
216-682-3103
wkeneally@ctnet.com

EVC Group
Michael Polyviou/Robert Jones - Investor Relations
212-850-6020
mpolyviou@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENCED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share amounts)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012
Revenue
Net revenue	$34,319	$30,220
Reimbursable expenses	972	1,191
Total revenue	35,291	31,411
Operating expenses
Compensation and benefits	25,579	25,080
General and administrative	8,483	7,073
Reimbursable expenses	1,116	1,176
Total Operating Expenses	35,178	33,329
Operating income/ (loss)	113	(1,918)
Interest expense, net	(23)	(36)
Income/(loss) before income taxes	90	(1,954)
Income tax (expense)/benefit	(5)	461
Net income/(loss)	$85	$(1,493)
Net loss attributable to redeemable noncontrolling interest	$40	$—
Net income/(loss) attributable to the Company	$125	$(1,493)

Basic income/(loss) per common share	$0.02	$(0.21)
Diluted income/(loss) per common share	$0.02	$(0.21)
Basic weighted average common shares	7,097,584	6,983,561
Diluted weighted average common shares	7,644,971	6,983,561
Reconciliation of Non-GAAP Measures

	(in thousands, except per share amounts)
	Three months ended December 31
	2013	2012
CALCULATION OF "AS ADJUSTED" PERFORMANCE MEASURE
Net income/(loss)	$85	$(1,493)
Adjustments:
Post-combination compensation and reorganization expense	143	1,772
Foreign exchange loss/(gain) on funding of foreign subsidiaries	47	(112)
Costs incurred for restatement, acquisition and integration	610	35
Impairment charges	594	—
Tax effect of the adjustments	(533)	(418)
Adjusted net income	$946	$(216)

Earnings per common share, as adjusted	$0.12	$(0.03)
Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts)

	Year Ended December 31, 2013	Year Ended December 31, 2012
Revenue
Net revenue	$130,278	$128,382
Reimbursable expenses	4,002	4,534
Total revenue	134,280	132,916
Operating expenses
Compensation and benefits	100,553	105,732
General and administrative	31,985	27,503
Reimbursable expenses	4,448	4,785
Total Operating Expenses	136,986	138,020
Operating loss	(2,706)	(5,104)
Interest expense, net	(179)	(160)
Loss before income taxes	(2,885)	(5,264)
Income tax benefit	1,115	1,680
Net loss	(1,770)	(3,584)
Net loss attributable to redeemable noncontrolling interest	138	—
Net loss attributable to the Company	$(1,632)	$(3,584)

Basic and diluted loss per common share	$(0.23)	$(0.51)
Basic and diluted weighted average common shares	7,055,734	7,087,769

	(in thousands, except per share amounts)
	Year ended December 31
	2013	2012
CALCULATION OF "AS ADJUSTED" PERFORMANCE MEASURE
Net income/(loss)	$(1,770)	$(3,584)
Adjustments:
Post-combination compensation and reorganization expense	2,659	7,311
Foreign exchange loss/(gain) on funding of foreign subsidiaries	867	(468)
Costs incurred for restatement, acquisition and integration	1,748	462
Impairment charges	594	—
Tax effect of the adjustments	(2,280)	(2,593)
Adjusted net income	$1,818	$1,128

Earnings per common share, as adjusted	$0.24	$0.16
Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2013	December 31, 2012
Assets
Current Assets
Cash	$5,654	$15,947
Accounts receivable, net	26,381	23,100
Other receivables	433	91
Prepaid expenses	3,974	2,949
Deferred income taxes	3,184	1,932
Other	4,411	3,684
Total current assets	44,037	47,703
Non-current assets
Leasehold Improvements and Equipment, net	4,149	3,473
Goodwill	5,811	215
Intangibles, net	3,746	3,195
Other Assets	5,517	1,868
Deferred Income Taxes	5,482	4,021
	$68,742	$60,475
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$4,762	$3,186
Accounts payable	3,813	1,762
Accrued compensation	25,201	24,401
Accrued business taxes	2,079	1,465
Income taxes payable	710	233
Accrued expenses	5,571	3,762
Total current liabilities	42,136	34,809
Long-Term Liabilities
Long-term debt, less current maturities	1,295	3,488
Deferred rent, less current maturities	1,050	1,367
Total long-term liabilities	2,345	4,855
Noncontrolling redeemable interest	4,088	—
Stockholders’ Equity
Preferred stock	—	—
Common stock	8	7
Additional paid-in capital	37,778	36,846
Accumulated deficit	(14,242)	(12,610)
Accumulated other comprehensive (loss), net of tax	(1,275)	(1,357)
Treasury stock	(2,096)	(2,075)
	20,173	20,811
	$68,742	$60,475

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net loss	$(1,770)	$(3,584)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities
Depreciation and amortization	1,982	1,313
Reorganization charges	48	882
Share-based compensation	796	734
Amortization of discount on seller notes	116	183
Amortization of post-combination compensation	1,878	6,347
Impairment charges	594	—
Deferred income taxes	(2,736)	(3,504)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable, net	(1,104)	(3,264)
Prepaid expenses	423	(596)
Income taxes receivable	—	1,593
Other assets and receivables	(1,027)	(3,307)
Accounts payable	1,792	745
Accrued compensation	908	907
Accrued business taxes	(22)	692
Income taxes payable	323	233
Accrued expenses	983	281
Deferred rent	(266)	(169)
Net cash provided by (used in) operating activities	2,918	(514)
Cash Flows From Investing Activities
Acquisition of businesses	(1,033)	(3,564)
Purchase of leasehold improvements and equipment	(1,665)	(270)
Notes receivable issued	(7,210)	—
Repayment of notes receivable	173	—
Net cash used in investing activities	(9,735)	(3,834)
Cash Flows From Financing Activities
Principal payments on long-term debt	(3,745)	(155)
Repurchase of common stock	—	(1,024)
Net cash used in financing activities	(3,745)	(1,179)
Net decrease in cash	(10,562)	(5,527)
Effect of foreign currency on cash	269	(356)
Cash:
Beginning	15,947	21,830
Ending	$5,654	$15,947

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY REGION

YEAR OVER YEAR	Q4 2013		Q4 2012
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 20,296,200	59.1%	$ 16,956,100	56.1%	$ 3,340,100	19.7%
EMEA	8,983,700	26.2%	7,996,700	26.4%	987,000	12.3%
Asia Pacific	2,447,500	7.1%	1,801,000	6.0%	646,500	35.9%
Latin America	2,592,600	7.6%	3,465,400	11.5%	(872,800)	-25.2%
TOTAL	$ 34,320,000	100%	$ 30,219,200	100%	$ 4,100,800	13.6%

REVENUE BY PRACTICE

YEAR OVER YEAR	Q4 2013		Q4 2012
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 10,179,700	29.7%	$ 8,733,600	28.9%	$ 1,446,100	16.6%
TMT	4,038,300	11.8%	4,604,400	15.2%	(566,100)	-12.3%
Life Sciences	5,653,000	16.4%	4,660,900	15.4%	992,100	21.3%
Professional Services	6,851,900	20.0%	5,165,800	17.1%	1,686,100	32.6%
Consumer/Retail	4,009,900	11.7%	4,613,400	15.3%	(603,500)	-13.1%
Industrial	3,587,200	10.4%	2,441,100	8.1%	1,146,100	47.0%
TOTAL	$ 34,320,000	100%	$ 30,219,200	100%	$ 4,100,800	13.6%

REVENUE BY REGION, SEQUENTIAL

SEQUENTIALLY	Q4 2013		Q3 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 20,296,200	59.1%	$ 18,686,400	57.4%	$ 1,609,800	8.6%
EMEA	8,983,700	26.2%	8,595,700	26.4%	388,000	4.5%
Asia Pacific	2,447,500	7.1%	1,627,500	5.0%	820,000	50.4%
Latin America	2,592,600	7.6%	3,642,900	11.2%	(1,050,300)	-28.8%
TOTAL	$ 34,320,000	100%	$ 32,552,500	100%	$ 1,767,500	5.4%

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY PRACTICE, SEQUENTIAL

SEQUENTIALLY	Q4 2013		Q3 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 10,179,700	29.7%	$ 8,834,800	27.1%	$ 1,344,900	15.2%
TMT	4,038,300	11.8%	2,746,300	8.5%	1,292,000	47.0%
Life Sciences	5,653,000	16.4%	6,261,100	19.2%	(608,100)	-9.7%
Professional Services	6,851,900	20.0%	6,521,000	20.0%	330,900	5.1%
Consumer/Retail	4,009,900	11.7%	4,458,700	13.7%	(448,800)	-10.1%
Industrial	3,587,200	10.4%	3,730,600	11.5%	(143,400)	-3.8%
TOTAL	$ 34,320,000	100%	$ 32,552,500	100%	$ 1,767,500	5.4%

REVENUE BY REGION, FULL YEAR

YEAR OVER YEAR	FY 2013		FY 2012
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 78,139,400	60.0%	$ 77,559,100	60.4%	$ 580,300	0.7%
EMEA	32,610,300	25.0%	28,438,600	22.2%	4,171,700	14.7%
Asia Pacific	6,982,200	5.4%	8,986,300	7.0%	(2,004,100)	-22.3%
Latin America	12,545,700	9.6%	13,397,600	10.4%	(851,900)	-6.4%
TOTAL	$ 130,277,600	100%	$ 128,381,600	100%	$ 1,896,000	1.5%

REVENUE BY PRACTICE, FULL YEAR

YEAR OVER YEAR	FY 2013		FY 2012
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 33,988,600	26.1%	$ 39,272,800	30.6%	$ (5,284,200)	-13.5%
TMT	14,753,900	11.3%	16,949,100	13.2%	(2,195,200)	-13.0%
Life Sciences	24,397,200	18.7%	21,979,000	17.1%	2,418,200	11.0%
Professional Services	24,035,600	18.5%	18,538,500	14.4%	5,497,100	29.7%
Consumer/Retail	18,494,900	14.2%	20,631,800	16.1%	(2,136,900)	-10.4%
Industrial	14,607,400	11.2%	11,010,400	8.6%	3,597,000	32.7%
TOTAL	$ 130,277,600	100%	$ 128,381,600	100%	$ 1,896,000	1.5%

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

SUPPLEMENTAL INFORMATION

	Three Month Period Ended December 31		Increase / (Decrease)	% Increase / (Decrease)
	2013	2012
# of new search assignments	342	299	43	14.4%
# of executive search consultants	128	103	25	24.3%
Productivity	$ 1,071,900	$ 1,173,600	$ (101,700)	-8.7%
Avg. revenue per executive search	$ 101,800	$ 91,400	$ 10,400	11.4%

	Twelve Month Period Ended December 31		Increase / (Decrease)	% Increase / (Decrease)
	2013	2012
# of new search assignments	1395	1352	43	3.2%
# of executive search consultants	128	103	25	24.3%
Productivity	$ 1,018,000	$ 1,246,400	$ (228,400)	-18.3%
Avg. revenue per executive search	$ 97,300	$ 91,900	$ 5,400	5.9%